Exhibit 5.1

200 East Randolph Drive
Chicago, Illinois 60601
312 861-2000	Facsimile:
312 861-2200
www.kirkland.com
November 8, 2007
Maxcom Telecomunicaciones, S.A.B. de C.V.
     and the Guarantors set forth below
Guillermo Gonzalez Camarena No. 2000
Colonia Centro de Ciudad Santa Fe
Mexico, D.F. 01210
Re: Registration Statement on Form F-4
Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special legal counsel to Maxcom Telecomunicaciones, S.A.B. de C.V. (the “Company”), Maxcom Servicios Administrativos, S.A. de C.V., Outsourcing Operadora de Personal, S.A. de C.V., TECBTC Estrategias de Promoción, S.A. de C.V. (formerly “Técnicos Especializados en Telecomunicaciones, S.A. de C.V.”), Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom SF, S.A. de C.V., Maxcom TV, S.A. de C.V., each a variable capital corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Mexico”), (each a “Mexican Guarantor”) and Maxcom USA, Inc., a Delaware corporation (the “Non-Mexican Guarantor” and, collectively with the Mexican Guarantors, the “Guarantors”). This opinion letter is being delivered in connection with the registration by the Company of $200,000,000 in aggregate principal amount of the Company’s 11% Senior Notes due 2014, Series B (the “Exchange Notes”) and the registration by the Guarantors of the guarantees of the Exchange Notes (the “Exchange Guarantees”) pursuant to a Registration Statement on Form F-4, originally filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2007 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).
     The Exchange Notes and the Exchange Guarantees are to be issued pursuant to an Indenture, dated as of December 20, 2006 (the “Indenture”), between the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 5, 2007, between the Company, the Guarantors and the Trustee (the “Supplemental Indenture”). The Exchange Notes and the Exchange Guarantees are to be issued in exchange for and in replacement of the Company’s outstanding 11% Senior Notes due 2014 and (the “Existing Notes”) and the

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Maxcom Telecomunicaciones, S.A.B. de C.V.
November 8, 2007

guarantees thereof (the “Existing Guarantees”), of which $200,000,000 in aggregate principal amount are subject to the exchange offer pursuant to the Registration Statement.
     In connection with the opinions expressed below, we have examined the Registration Statement, the form of the Indenture filed as Exhibit 4.1 and the form of the Supplemental Indenture filed as Exhibit 4.2 to the Registration Statement and the form of the Exchange Notes and the Exchange Guarantees included in the Indenture. We have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials, certificates of officers and representatives of the Company and the Guarantors and such other documents and (iii) received such information from officers and representatives of the Company and the Guarantors, and others, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Non-Mexican Guarantor) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Non-Mexican Guarantor). We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others.
     For the purposes of the opinions expressed herein, we have also relied, with your permission, and without having made any independent investigation with respect thereto, on the correctness of the opinion of Solertia Asesores, S.C. (Alarcón Abogados), Mexican counsel of the Company, which opinion has been delivered to you on the date hereof for filing with the Commission as Exhibit 5.2 to the Registration Statement, to the effect that (a) the Company has been duly incorporated and is validly existing as a limited liability corporation with variable capital (sociedad anonima de capital variable) under the laws of Mexico, (b) each of the Mexican Guarantors has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, (c) each of the Company and the Mexican Guarantors has all requisite power, authority and legal right to execute and deliver the Indenture, the Supplemental Indenture, the Exchange Notes and the Exchange Guarantees (together, the “Transaction Documents”) and to perform its obligations thereunder, (d) the Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, (e) no other proceedings or actions under Mexican law are necessary for each of the Company and the Mexican Guarantors to perform its obligations under the Transaction Documents, (f) under Mexican law, assuming the Exchange

Maxcom Telecomunicaciones, S.A.B. de C.V.
November 8, 2007

Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and the Supplemental Indenture, the Exchange Notes will constitute the legal, valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms; and (g) under Mexican law, each of the Exchange Guarantees, assuming the Exchange Guarantees have been duly executed and delivered, when the Exchange Notes are executed, authenticated and delivered in accordance with the terms of the Indenture and the Supplemental Indenture and exchanged by the holders thereof for the applicable Existing Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the Indenture and the Supplemental Indenture, will constitute the legal, valid and binding obligations of each of the Mexican Guarantors and will be enforceable against each of the Mexican Guarantors in accordance with its terms
     Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that:
1.     When (i) the Registration Statement has been declared effective, (ii) the Indenture, as supplemented by the Supplemental Indenture, has been duly qualified under the Trust Indenture Act, and (iii) the Exchange Notes have been duly executed and delivered by the Company and authenticated in accordance with the provisions of the Indenture and the Supplemental Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, preferential transfer, moratorium, or concurso mercantil law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity).
2.     Each of the Exchange Guarantees, when the Exchange Notes are executed, delivered and authenticated in accordance with the provisions of the Indenture, as supplemented by the Supplemental Indenture, and exchanged by the holders thereof for the applicable Existing Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the Indenture and the Supplemental Indenture, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, preferential transfer, moratorium, or concurso mercantil law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally, (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (c) as the waiver of defenses by the Guarantors in such guarantees may be limited by principles of public policy in New York.

Maxcom Telecomunicaciones, S.A.B. de C.V.
November 8, 2007

     The opinions expressed herein are limited to the federal laws of the United States of America, and the laws of the States of New York and Delaware, each as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. To the extent that the laws of Mexico may be relevant to the opinion expressed herein, we have, with your permission, and without having made any independent investigation with respect thereto, assumed the correctness of the opinions of Solertia Asesores, S.C. (Alarcón Abogados), Mexican counsel of the Company, as to all matters of Mexican law, which opinion has been delivered to you on the date hereof for filing with the Commission as Exhibit 5.2 to the Registration Statement. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinion expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.
     This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP